Exhibit 99

From: Rick James (media)
414-221-4444

Colleen F. Henderson, CFA (analysts)
414-221-2592
colleen.henderson@wisconsinenergy.com

May 1, 2007

Wisconsin Energy Corporation posts first quarter earnings
from continuing operations

MILWAUKEE - Wisconsin Energy (NYSE:WEC) today reported net income from continuing operations of $101 million or 85 cents per share for the first quarter of 2007. This compares with earnings of $104 million or 88 cents per share from continuing operations in the corresponding period last year.

Results in the first quarter of 2007 were helped by stronger gas margins that reflected a return to normal winter weather. However, this improvement was offset by under recovery of electric fuel and purchased power costs.

Total retail sales of electricity increased by 1.4 percent. Consumption of electricity by residential customers rose by 4.3 percent -- driven by customer growth and a return to normal winter weather. Electricity use by large commercial and industrial customers was down by 2.6 percent compared to last year's first quarter, while usage by small commercial and industrial customers was up by 3.8 percent.

First quarter 2007 revenues were $1.30 billion compared with $1.25 billion in the first quarter last year. At the end of March, the company was serving 8,800 more electric customers and 10,800 more gas customers than a year ago.

"Overall, we're pleased with our first quarter results," said Gale Klappa, Wisconsin Energy's chairman, president and chief executive officer. "The timing of planned maintenance at our power plants is more weighted to the first half of the year as compared to the schedule for 2006. As a result, we anticipated the additional fuel and purchased power costs that were associated with these planned outages. And we expect all of our major units to be ready for the summer run," he added.

Earnings per share listed in this news release are on a fully diluted basis.

Conference Call
A conference call is scheduled for 1 p.m. Central time on Tuesday, May 1, 2007. The presentation will review 2007 first quarter earnings and discuss the company's outlook for the future.

All interested parties, including stockholders, the news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing 800-811-8830 up to 15 minutes before the call begins. International callers may dial 913-981-4904. The confirmation code is 8045805. Access also may be gained through the company's Web site (www.wisconsinenergy.com) by clicking on the icon for the "First Quarter 2007 Earnings Release & Conference Call." In conjunction with this earnings announcement, Wisconsin Energy will post on its Web site a package of detailed financial information on its first quarter performance. The materials will be available at 7:30 a.m. Central time on May 1. An archive of the presentation will be available on the Web site after the call. A replay of the audio presentation will be available for one week after the call. Domestic callers should dial 888-203-1112. International callers should dial 719-457-0820. The replay confirmation code is 8045805.

Wisconsin Energy Corporation (NYSE:WEC), based in Milwaukee, is one of the nation's premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan's Upper Peninsula and more than 1 million natural gas customers in Wisconsin. The company's principal utilities are We Energies and Edison Sault Electric. The company's non-utility businesses include renewable energy technology and real estate development.

Wisconsin Energy Corporation (www.wisconsinenergy.com) has more than $11 billion of assets, 5,200 employees and approximately 53,000 stockholders of record.

Forward-looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon management's current expectations and are subject to risks and uncertainties, including those matters described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" contained in Wisconsin Energy Corporation's Form 10-K for the year ended December 31, 2006 and other factors described in subsequent reports filed with the Securities and Exchange Commission, that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these forward-looking statements. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "may," "objectives," "plans," "possible," "potential," "projects" or similar terms or variations of these terms. We expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Tables Follow

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended March 31

	2007	2006

	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$1,301.1	$1,247.0

Operating Expenses
Fuel and purchased power	229.5	169.2
Cost of gas sold	473.8	480.4
Other operation and maintenance	303.0	297.9
Depreciation, decommissioning
and amortization	84.1	82.6
Property and revenue taxes	26.2	25.3

Total Operating Expenses	1,116.6	1,055.4

Operating Income	184.5	191.6

Equity in Earnings of Transmission Affiliate	10.7	9.6
Other Income, Net	13.2	11.3
Interest Expense	42.7	45.2

Income From Continuing
Operations Before Income Taxes	165.7	167.3

Income Taxes	64.6	62.9

Income From Continuing Operations	101.1	104.4

Income (Loss) From Discontinued
Operations, Net of Tax	(0.2)	1.3

Net Income	$100.9	$105.7

Earnings Per Share (Basic)
Continuing operations	$0.86	$0.89
Discontinued operations	-	0.01

Total Earnings Per Share (Basic)	$0.86	$0.90

Earnings Per Share (Diluted)
Continuing operations	$0.85	$0.88
Discontinued operations	-	0.01

Total Earnings Per Share (Diluted)	$0.85	$0.89

Weighted Average Common
Shares Outstanding (Millions)
Basic	117.0	117.0
Diluted	118.7	118.5

Dividends Per Share of Common Stock	$0.25	$0.23

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS

	(Unaudited)
	March 31, 2007	December 31, 2006

	(Millions of Dollars)
Assets

Property, Plant and Equipment
In service	$9,290.9	$9,265.4
Accumulated depreciation	(3,441.5)	(3,423.7)

	5,849.4	5,841.7
Construction work in progress	1,217.9	992.4
Leased facilities, net	86.1	87.5
Nuclear fuel, net	124.4	130.9

Net Property, Plant and Equipment	7,277.8	7,052.5

Investments	1,174.7	1,164.8

Current Assets
Cash and cash equivalents	24.1	37.0
Accounts receivable	513.7	379.3
Accrued revenues	197.3	257.8
Materials, supplies and inventories	264.9	417.2
Other	119.3	136.7

Total Current Assets	1,119.3	1,228.0

Deferred Charges and Other Assets
Regulatory assets	1,079.3	1,091.0
Goodwill, net	441.9	441.9
Other	141.0	152.0

Total Deferred Charges and Other Assets	1,662.2	1,684.9

Total Assets	$11,234.0	$11,130.2

Capitalization and Liabilities

Capitalization
Common equity	$2,952.8	$2,889.0
Preferred stock of subsidiary	30.4	30.4
Long-term debt	3,065.5	3,073.4

Total Capitalization	6,048.7	5,992.8

Current Liabilities
Long-term debt due currently	283.1	296.7
Short-term debt	904.1	911.9
Accounts payable	339.1	404.5
Accrued liabilities	192.4	161.2
Other	158.6	113.7

Total Current Liabilities	1,877.3	1,888.0

Deferred Credits and Other Liabilities
Regulatory liabilities	1,474.9	1,472.1
Asset retirement obligations	376.2	371.7
Deferred income taxes - long-term	565.6	572.9
Other	891.3	832.7

Total Deferred Credits and Other Liabilities	3,308.0	3,249.4

Total Capitalization and Liabilities	$11,234.0	$11,130.2

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,

	2007	2006

	(Millions of Dollars)
Operating Activities
Net income	$100.9	$105.7
Reconciliation to cash
Depreciation, decommissioning and amortization	86.9	85.0
Deferred income taxes and investment tax credits, net	(19.9)	(11.0)
Working capital and other	195.0	160.0

Cash Provided by Operating Activities	362.9	339.7

Investing Activities
Capital expenditures	(290.2)	(214.5)
Other investing activities	(14.1)	0.3

Cash Used in Investing Activities	(304.3)	(214.2)

Financing Activities
Common stock, net	(17.1)	(4.5)
Dividends paid on common stock	(29.2)	(26.9)
Change in debt, net	(29.7)	(130.2)
Other financing activities	4.5	-

Cash Used in Financing Activities	(71.5)	(161.6)

Change in Cash	(12.9)	(36.1)

Cash at Beginning of Period	37.0	73.2

Cash at End of Period	$24.1	$37.1